                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         American States Water Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

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     (4)  Date Filed:

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

                                                          [AMERICAN STATES LOGO]
                         AMERICAN STATES WATER COMPANY
                       Notice of the 2001 Annual Meeting
                                    and the
                              2001 Proxy Statement

                               TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders
Information About Attending
2001 Proxy Statement........................................    1
General Information.........................................    1
-  Introduction.............................................    1
Solicitation of Proxy and Revocability; Voting Securities...    1
-  Date, Time and Place of Annual Meeting...................    1
-  Record Date and Voting Rights............................    1
-  Voting by Proxy..........................................    2
-  Voting by Mail...........................................    2
-  Voting by Telephone......................................    3
-  Adjournments.............................................    3
-  Solicitation of Proxies..................................    3
Proposal One -- Election of Class I Directors...............    4
-  Nominees for Class I Directors with Terms Expiring in
  2003......................................................    5
-  Class II Directors Whose Terms Expire in 2002............    6
Certain Relationships and Related Transactions..............    7
Board Committees and Meetings...............................    7
-  Audit and Finance Committee..............................    7
-  Nominating and Governance Committee......................    8
-  Compensation Committee...................................    8
-  Remuneration for Directors...............................    8
Section 16(a) Beneficial Ownership Reporting Compliance.....    9
Executive Officers -- Experience, Security Ownership and
  Compensation..............................................   10
-  Executive Compensation...................................   11
-  Annual Incentive Plan....................................   12
-  Key Executive Long-Term Incentive Plan...................   12
-  2000 Stock Incentive Plan................................   12
-  Option Grants in Last Fiscal Year........................   13
-  Option Exercises and Holdings............................   14
-  Employment Contracts, Termination and Change-in-Control
  Arrangements..............................................   14
Pension Plan................................................   15
Deferred Compensation Plan for Directors and Executives.....   16
Compensation Committee Interlock and Insider
  Participation.............................................   16
Board Committee Reports.....................................   17
Report of the Audit and Finance Committee...................   17
-  General..................................................   17
-  Communication with Audit Committee.......................   17
-  Independence Discussions with Audit Committee............   17
-  Recommendation for Inclusion in Form 10-K................   17
Report of the Compensation Committee........................   18
-  General Philosophy.......................................   18
-  Executive Compensation Program...........................   18
-  CEO Compensation.........................................   19
-  Section 162(M) Limitation................................   19
Stock Performance Graph.....................................   20
Security Ownership of Certain Beneficial Owners.............   21
Proposal Two -- Appointment of Independent Public
  Accountants...............................................   21
Other Matters...............................................   22
Proposals for Next Annual Meeting...........................   22
-  Requirements for Shareholder Proposals to be Brought
  Before an Annual Meeting..................................   22
-  Requirements for Shareholder Proposals to be Considered
   for Inclusion in the Company's Proxy Materials...........   22
Additional Information......................................   22
Exhibit A -- Audit and Finance Committee Charter............  A-1

                                                       [AMERICAN STATES LOGO]

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

MEETING DATE:        Tuesday, April 24, 2001
MEETING TIME:        10:00 a.m., Pacific Time
MEETING LOCATION:    Hilton Pasadena
                     168 South Los Robles Avenue
                     Pasadena, California
RECORD DATE:         February 28, 2001

AGENDA:

- To elect three Class I directors to the Board of Directors of the Company to serve until their successors are elected and qualified;

- To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants; and

- To transact any other business, which may properly come before the meeting or any adjournment thereof.

The Board of Directors has nominated the following individuals for election as Class I directors: James L. Anderson, Anne M. Holloway, and Floyd E. Wicks.

By order of the Board of Directors,

/s/ MCCLELLAN HARRIS III

McClellan Harris III
Secretary

San Dimas, California
March 19, 2001

INFORMATION ABOUT ATTENDING
--------------------------------------------------------------------------------

We will hold the Annual Meeting at the Pasadena Hilton in Pasadena, California.

Shareholders must present a ticket to be admitted to the Annual Meeting. For shareholders of record, your admission ticket is the detachable portion of your proxy form. Please have your ticket out and available when you reach the registration area at the Annual Meeting.

For shareholders who hold shares through a brokerage firm, bank or other holder of record, your ticket is the copy of your latest account statement showing your American States Water Company stock balance. Please present your account statement to the registration area at the Annual Meeting.

                       DIRECTIONS TO THE HILTON PASADENA

                                     [LOGO]

MARCH 19, 2001                                     AMERICAN STATES WATER COMPANY
                                                     630 EAST FOOTHILL BOULEVARD
                                                     SAN DIMAS, CALIFORNIA 91773

                              2001 PROXY STATEMENT

GENERAL INFORMATION
--------------------------------------------------------------------------------

INTRODUCTION
This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Directors of American States Water Company (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") and any adjournments thereof. This statement and the accompanying proxy are being sent to shareholders on or about March 19, 2001.

At the Annual Meeting, shareholders will be asked to elect three Class I directors to serve until the Annual Meeting of Shareholders held in 2003 and until their successors are elected and qualified.

SOLICITATION OF PROXY AND REVOCABILITY; VOTING SECURITIES
--------------------------------------------------------------------------------

DATE, TIME AND PLACE OF ANNUAL MEETING
The Annual Meeting will be held on April 24, 2001 at 10:00 a.m., Pacific Time at the Hilton Pasadena, 168 South Los Robles Avenue, Pasadena, California.

RECORD DATE AND VOTING RIGHTS
Only holders of record of the Company's voting securities at the close of business on February 28, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, the Company's outstanding voting securities were 79,400 Preferred Shares and 10,079,629 Common Shares. Each Preferred Share is entitled to one vote and each Common Share is entitled to one-tenth of a vote. Except as otherwise provided in the Company's Articles of Incorporation, as amended, and under applicable law, common and preferred shareholders vote together as a single class.

Votes cast by proxy or in person at the Annual Meeting will be counted by an inspector of election appointed by the Board of Directors to act as an election inspector for the Annual Meeting. Shares represented by proxies that reflect abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, will not constitute a vote "for" or "against" any matter.

The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered present for quorum purposes and may be entitled to vote on other matters). Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

In the election of directors, the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected, will be elected. Votes cast against a candidate or votes withheld will have no legal effect. No shareholder will be entitled to cumulate votes (i.e., cast for any candidate a number of votes greater than the number of such shareholder's shares in the case of Preferred Shares or one-tenth that number in the case of Common Shares) unless such candidate's name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been nominated. If voting for directors is conducted by cumulative voting, each share will be entitled to the number of votes equal to the number of directors authorized times the number of votes to which such share is otherwise entitled, which votes may be cast for a single candidate or may be distributed among two or more candidates in whatever proportion the shareholder may desire. The accompanying proxy card will grant the named proxies discretionary authority to vote cumulatively, if cumulative voting applies. In such event, unless otherwise instructed, the named proxies intend to vote equally FOR each of the three candidates for the office of director; provided, however, that if sufficient numbers of the Company's shareholders exercise cumulative voting rights to elect one or more candidates, the named proxies will determine the number of directors they are entitled to elect, select such number from among the named candidates, cumulate their votes, and cast their votes for each candidate among the number they are entitled to elect. If voting is not conducted by cumulative voting, each Preferred Share will be entitled to a vote and each Common Share will be entitled to one-tenth of one vote, and shareholders having a majority of the voting power exercised at the meeting will be able to elect all of the directors if they choose to do so. In that event, the other shareholders will be unable to elect any director or directors.

Assuming the presence of a quorum, the shareholders present at the meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders holding sufficient voting power to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power required to constitute a quorum.

VOTING BY PROXY
Regardless of whether or not shareholders plan to attend the meeting in person, all shareholders of the Company are urged to use the enclosed proxy card to vote their shares. All proxies that are properly executed and returned, unless revoked, will be voted at the Annual Meeting in accordance with the instructions indicated thereon or, if no direction is indicated FOR the election of the Board's nominees as directors. The execution of a proxy will not affect the right to attend the Annual Meeting and vote in person. A person who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing with the Company a written notice of revocation of a proxy bearing a later date or by attendance at the Annual Meeting and voting in person (or presenting at the meeting such written notice of the revocation of the proxy). Attendance at the Annual Meeting will not, by itself, revoke a proxy. The proxies may also be voted for a substitute nominee or nominees in the event any one or more of the director nominees named under "Item 1 -- Election of Directors" will be unable to serve for any reason or be withdrawn from nomination, a contingency not now anticipated. Shares for which duly executed proxies are received will be voted according to the Board's best judgment upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

If voting by mail, shareholders should mark, sign, date and return their proxy forms in the pre-addressed, postage-paid envelope that is provided. Shareholders who have stock certificates issued in their own name also have the option of voting by telephone, using the toll-free number listed on the proxy form. The telephone voting procedures are designed to verify your vote using a Control Number that is provided on each proxy form. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy form for specific instructions. Shareholders whose shares are held through a brokerage firm, bank or other holder of record may vote by telephone only if the holder of record (e.g. Broker, Bank or other holder of record) offers those options.

VOTING BY MAIL
Shareholders may sign, date and return their proxy forms in the pre-addressed, postage-paid envelope provided.

VOTING BY TELEPHONE
If you have stock certificates issued in your own name, you may vote by proxy using the mail, using the toll-free number listed on the proxy form. The telephone voting procedures are designed to verify your vote using a Control Number that is provided on each proxy form. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy form for specific instructions.

Shareholders whose shares are held through a brokerage firm, bank or other holder of record may vote by telephone only if the holder of record (broker, bank or other holder of record) offers those options.

ADJOURNMENTS
The Annual Meeting may be adjourned, even if a quorum is not present, by a majority of the votes of shareholders represented at the Annual Meeting in person or by proxy. In the absence of a quorum at the Meeting, no other business may be transacted at the Meeting.

Notice of the adjournment of a meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, provided that if the adjournment is for more than 45 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must also be given. Any business may be transacted at an adjourned meeting, which might have been transacted at the original meeting.

SOLICITATION OF PROXIES
The accompanying proxy relating to the meeting is being solicited by the Board of Directors of the Company for use at the Annual Meeting.

The Company will bear the entire cost of preparing, assembling, printing and mailing these proxy statements, the proxies and any additional materials, which may be furnished by the Board to shareholders. The solicitation of proxies will be made by the use of the U.S. postal service and may also be made by telephone, or personally, by directors, officers and regular employees of the Company who will receive no extra compensation for such services. Holders of record of Common Shares of the Company may vote their shares by utilizing the telephone. Specific directions on using this convenient, toll-free service are included on the proxy card.

PROPOSAL ONE
ELECTION OF CLASS I DIRECTORS
--------------------------------------------------------------------------------

The Company's Articles of Incorporation provide that classification of the Board will apply to every election of directors for so long as at least six directors are authorized under the Company's Bylaws and the Company's Common Shares are listed on the New York Stock Exchange. The Company's Bylaws provide that the Board of Directors shall consist of not less than five and not more than nine directors, with the exact number of directors currently set at seven. So long as the Board continues to consist of at least six, but less than nine and the Company's Common Shares are listed on the New York Stock Exchange, directors will serve for a term of two years, and one-half of the directors (or as near to one-half as practicable) will be elected each year.

Under the Company's Bylaws, the Board of Directors could increase the authorized number of directors to up to nine without obtaining shareholder approval. In the event that the number of directors increases during any period that the Company's Common Shares are listed on the New York Stock Exchange, the increase will be apportioned by the Board between the classes of directors to make each class as nearly equal as possible. If the number of authorized directors is increased to at least nine during any period that the Company's Common Shares are listed on the New York Stock Exchange, the directors will be apportioned by the Board among three classes, each consisting of one-third of the directors or as close an approximation as possible, directors will serve for a term of three years, and one-third of the directors (or as near to one-third as practicable) will be elected each year. If the number of authorized directors is decreased to less than five, then the Board will cease to be classified, provided the decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected will hold office until the next annual meeting and until such director's successor has been elected and qualified. The Company's shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. Generally, no director may be removed by the shareholders if the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "Relevant Number of Directors"). The Relevant Number of Directors, in the case of classified boards, is the greater of (i) the number of directors elected at the most recent annual meeting of shareholders and (ii) the number sought to be removed.

Three directors have been nominated for election as Class I directors for a two-year term expiring at the end of the Annual Meeting of Shareholders in 2003, or until their successors are elected and qualified. The terms of the remaining directors will continue as indicated below. The ages of the directors reported below are as of April 24, 2001.

NOMINEES FOR CLASS I DIRECTORS
WITH TERMS EXPIRING IN 2003
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR CLASS I DIRECTORS LISTED BELOW.


JAMES L. ANDERSON, President, since November
                     2000, of Americo Financial Services, Inc., located in Austin, Texas and Senior Vice President of Americo Life
     [PHOTO] Inc. since September 1996. Prior to its acquisition by Americo Life Inc., Mr. Anderson had served for ten years as President and Chief Executive Officer of Fremont Life Insurance Company. Mr. Anderson has, at various times from
1982 to 1986, served in executive capacities with Fremont Insurance Services, Physicians & Surgeons Underwriting Corporation and Hospital Insurance Services. From 1975 to 1982, Mr. Anderson served as President and Chief Operating Officer of National American Insurance Company of California, a property and casualty company. Mr. Anderson, age 57, is a member of the Company's Nominating and Governance Committee and Chairperson of the Compensation Committee and has served as a director of the Company since 1997.


ANNE M. HOLLOWAY, Having served most recently as
                     a Senior Consultant to Navigant Consulting, Inc., a provider of consulting services to Fortune 500 companies,
     [PHOTO] governments, and governmental agencies, Mrs. Holloway has retired from 25 years of active service in the finance profession. Mrs. Holloway was employed by Peterson Worldwide, LLC from 1998 to 1999 and by the Resolution
Group, a subsidiary of Xerox Financial Services, from 1992 to 1998 serving in various executive capacities. Prior to joining the Resolution Group, Mrs. Holloway was employed for nine years in various management positions with Shawmut National Corporation, a financial service company. Mrs. Holloway, age 49, is a member of the Company's Audit and Finance and Compensation Committees and has served as a director of the Company since 1998.


FLOYD E. WICKS, President and Chief Executive
                     Officer of the Company since April, 1992. Mr. Wicks served as President of the Company from April, 1990 to March,
     [PHOTO] 1992, and as Vice President of Operations from January, 1988 to March, 1990. Mr. Wicks, age 57, is a member of the Company's Nominating and Governance Committee and has
served as a director of the Company since 1990.

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002
--------------------------------------------------------------------------------

JEAN E. AUER, Consultant to the San Francisco
                     Estuary Project since 1990, and retired Mayor of the town of Hillsborough, California. Mrs. Auer has previously served as a member of the National Drinking Water Advisory Board to the United States Environmental Protection Agency, a member of the California
[PHOTO]
                     State Water Resources Control Board and a member of both the Central Coast and the San Francisco Regional Water Quality Control Boards. Mrs. Auer is active in the Water Education Foundation. Mrs. Auer, age 64, is a member of the Company's Compensation Committee and Chairperson of the Nominating and Governance Committee and has served as a director of the Company since 1995.


N.P. DODGE, JR., President of the N.P. Dodge
                     Company, a full service real estate company in Omaha, Nebraska. Mr. Dodge is a director of the Omaha Public Power District and is a director of Bridges Investment Fund. Mr.
[PHOTO] Dodge, age 64, is a member of the Company's Audit and Finance and Compensation Committees and has served as a director of the Company since 1990.


ROBERT F. KATHOL, Executive Vice President of
                     Kirkpatrick, Pettis, Smith, Polian, Inc., an investment banking firm in Omaha, Nebraska. Mr. Kathol, age 60, is a member of the Company's Compensation Committee and is
[PHOTO] Chairperson of the Audit and Finance Committee and has served as a director of the Company since 1995.


LLOYD E. ROSS, Managing Partner of
                     Invermex, L.P., a company developing hotels in the southwestern United States and Northern Mexico. For more than 35 years prior to his current position, Mr. Ross was
[PHOTO] associated with SMI Construction Co., a commercial and industrial general contracting firm in Irvine, California, having served as its President and Chief Executive Officer since 1976. Mr. Ross is also a director of PacifiCare Health Systems. Mr. Ross, age 60, has been Chairman of the Board of Directors of the Company since April 1999 and has served as a director of the Company since 1995.

With the exception of Mr. Wicks, no nominee for election as a Class I director is or has been employed in his or her principal occupation or employment during the past five years by the Company or other organization that is a parent, subsidiary or affiliate of the Company.

The following table sets forth, as of February 28, 2001, the beneficial ownership of Common Shares of the Company by each of the Company's current directors. No current director owns any of the Company's Preferred Shares.

             DIRECTORS' BENEFICIAL OWNERSHIP OF COMMON SHARES TABLE

----------------------------------------------------------------------------------------------
                                                  AMOUNT AND NATURE OF     PERCENT OF CLASS
                      NAME                        BENEFICIAL OWNERSHIP     BENEFICIALLY HELD
----------------------------------------------------------------------------------------------
  James L. Anderson                                       2,391                     *
----------------------------------------------------------------------------------------------
  Jean E. Auer                                            3,295                     *
----------------------------------------------------------------------------------------------
  N.P. Dodge, Jr.                                         4,000                     *
----------------------------------------------------------------------------------------------
  Anne M. Holloway                                        1,020                     *
----------------------------------------------------------------------------------------------
  Robert F. Kathol                                        2,300                     *
----------------------------------------------------------------------------------------------
  Lloyd E. Ross                                           1,645                     *
----------------------------------------------------------------------------------------------
  Floyd E. Wicks                                          9,532                     *
----------------------------------------------------------------------------------------------
  * Less than one percent
----------------------------------------------------------------------------------------------

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

No director, nominee, executive officer or any member of their family, or any holder of more than five percent of the Company's voting securities had any indebtedness to the Company, any business relationship with the Company or any transaction with the Company in 2000.

BOARD COMMITTEES AND MEETINGS
--------------------------------------------------------------------------------

During 2000, directors met as a Board six times. No director attended less than 75% of the meetings of the Board. The Board of Directors has an Audit and Finance Committee, a Nominating and Governance Committee, and a Compensation Committee. Each Committee operates under a charter, which identifies the purpose of the Committee and its primary functions and responsibilities. The Board of Directors may establish, from time-to-time, other committees on an ad hoc basis to address strategic or business related opportunities. Members of such ad hoc committees are remunerated for their services in accordance with policies of the Board. The Chairman of the Board is an ex officio member of all committees of the Board.

AUDIT AND FINANCE COMMITTEE
The Audit and Finance Committee provides advice and assistance to the Board of Directors on accounting and financial reporting practices of the Company. The Committee reviews the scope of audit work and findings of the firm of independent public accountants who serve as auditors of the Company and also monitors the work of the Company's internal auditors. The Committee also reviews the qualifications of, and recommends to the Board of Directors a firm of independent auditors and reviews and approves fees charged by the independent auditors.

The Audit and Finance Committee conducts its responsibilities pursuant to its Charter, adopted by the Board of Directors on January 29, 2001. A copy of the charter is presented and included as Exhibit A. Members of the Audit and Finance Committee are "independent" under New York Stock Exchange Listing Standards.

During 2000, the Audit and Finance Committee, consisting of Robert F.
Kathol - Chairperson, N.P. Dodge, Jr. and Anne M. Holloway, met four times to review and discuss with management, the internal auditor and the Company's independent auditors, the interim financial statements, annual audited financial statements and certain other matters. The Committee has received disclosures from and discussed with the Company's independent auditors, Arthur Andersen LLP, the auditors' independence as required by Independence Standards Board Standard No. 1. No director attended less than 75% of the meetings of the Audit and Finance Committee.

NOMINATING AND GOVERNANCE
COMMITTEE
The Nominating and Governance Committee assesses qualifications of and makes recommendations as to candidates to fill vacancies on the Board of Directors. The Nominating and Governance Committee will consider persons for election to the Board of Directors who are recommended by shareholders. In order to submit a recommendation to the Nominating and Governance Committee, such recommendation must be submitted in writing and addressed to the Office of the Secretary at the Company's corporate headquarters.

During 2000, the Nominating and Governance Committee, consisting of Jean E.
Auer -- Chairperson, James L. Anderson and Floyd E. Wicks, met three times. No director attended less than 75% of the meetings of the Nominating and Governance Committee.

COMPENSATION COMMITTEE
The Compensation Committee reviews and makes recommendations to the Board of Directors as to appropriate compensation for the President and other executive officers of the Company and determines the awards to be made under the Company's Annual Incentive Plan and the 2000 Stock Incentive Plan.

During 2000, the Compensation Committee, consisting of James L.
Anderson -- Chairperson, Jean E. Auer, N.P. Dodge, Jr., Anne M. Holloway and Robert F. Kathol met four times. No director attended less than 75% of the meetings of the Compensation Committee.

REMUNERATION FOR DIRECTORS
Outside directors (presently all directors except Mr. Wicks) are currently paid an annual retainer of $15,000, payable in equal monthly installments. In addition, each such director receives a $1,200 fee for each meeting attended, although the regular and organizational meetings of the board are deemed one meeting for purposes of the per-meeting fee. In addition, each outside director who is a member of the Compensation Committee, Nominating and Governance Committee or the Audit and Finance Committee receives a $1,000 fee for each meeting attended. The chairperson of each such committee, if an outside director, receives an additional fee of $1,000 for each committee meeting attended. Each director is reimbursed for reasonable and necessary travel, lodging and other expenses incurred in the performance of their duties.

Chairman of the Board Ross earned $60,000 as chairperson for the year 2000. The present annual compensation for the position of Chairman of the Board of Directors is $75,000. Neither Mr. Ross nor Mr. Wicks received separate compensation as directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

The Company has adopted procedures to assist its directors and executive officers in complying with Section 16(a) of the Securities Exchange Act of 1934, as amended, which includes assisting in the preparation of forms for filing.

During 2000, reports of transactions by all directors, officers and such beneficial holders required by Section 16(a) of the Exchange Act were timely filed. In making this statement, the Company has relied on the written representations of the directors, officers and ten percent shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.

EXECUTIVE OFFICERS
EXPERIENCE, SECURITY OWNERSHIP AND COMPENSATION
--------------------------------------------------------------------------------

The Company had eight executive officers as of March 19, 2001. Information regarding the identities, business experience and beneficial ownership of shares of such individuals (as of February 28, 2001) is shown in the following table and footnotes thereto:

          EXECUTIVE OFFICERS' EXPERIENCE AND SECURITY OWNERSHIP TABLE

-------------------------------------------------------------------------------------------------------------
                               PRINCIPAL OCCUPATION              HELD CURRENT   COMMON SHARES
                               AND EXPERIENCE DURING               POSITION     BENEFICIALLY    PERCENT
          NAME                  THE PAST FIVE YEARS        AGE      SINCE       OWNED(1)        OF CLASS
-------------------------------------------------------------------------------------------------------------
 Floyd E. Wicks(2)        President and Chief Executive    57      April 1992       9,532          *
                          Officer
-------------------------------------------------------------------------------------------------------------
 McClellan Harris III(2)  Chief Financial Officer, Vice    49      April 1997       6,065          *
                          President-Finance, Treasurer
                          and Secretary. Vice President
                          and Treasurer from October
                          1996.
-------------------------------------------------------------------------------------------------------------
 Joel A. Dickson(3)       Treasurer from April 1994. Vice  48      April 1997       8,016          *
                          President-Business Development.
                          Vice President-Customer Service
                          of Region III from April 1994.
-------------------------------------------------------------------------------------------------------------
 Donald K. Saddoris(4)    Vice President and Chief of      57    October 2000       7,655          *
                          Operations. Vice President-
                          Customer Service of Region I
                          since 1994.
-------------------------------------------------------------------------------------------------------------
 Joseph F. Young(5)       Vice President-Customer Service  55    January 1999      14,306          *
                          of Region II. Vice President-
                          Government Affairs from April
                          1997. Vice President-Regulatory
                          Affairs from April 1994.
-------------------------------------------------------------------------------------------------------------
 James B. Gallagher(5)    Vice President-Customer Service  46      April 1997       5,929          *
                          of Region III. Chief Financial
                          Officer, Vice President-Finance
                          and Secretary from April 1994.
-------------------------------------------------------------------------------------------------------------
 Denise L. Kruger(5)      Vice President-Water Quality.    37    January 1998       3,123          *
                          Manager -Quality Assurance from
                          January 1997. Water Quality
                          Manager from October 1992.
-------------------------------------------------------------------------------------------------------------
 Susan L. Conway(5)       Vice President-Regulatory        40    January 1998       6,010          *
                          Affairs. Manager of Regulatory
                          Affairs from February 1990.
-------------------------------------------------------------------------------------------------------------
  * Less than one percent
 (1) Excludes stock options granted in 2000.
 (2) Holds same titles in Southern California Water Company, American States Utility Services, Inc. and
     Chaparral City Water Company.
 (3) Holds same title in American States Utility Services, Inc. and title of Vice President-Customer
     Operations Support in Southern California Water Company and in Chaparral City Water Company.
 (4) Holds title of Vice President-Customer Service of Region I in Southern California Water Company and Vice
     President-Customer Service of Chaparral City Water Company.
 (5) Title in Southern California Water Company only.
-------------------------------------------------------------------------------------------------------------

As of February 28, 2001, directors and executive officers of the Company as a group beneficially owned 75,287 Common Shares of the Company, which is less than one percent of the total shares outstanding. No director or executive officer of the Company owns any of the Company's outstanding Preferred Shares.

EXECUTIVE COMPENSATION
The following table sets forth information on compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company or Southern California Water Company for the three most recent calendar years:

                          EXECUTIVE COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------
                                            ANNUAL         LONG TERM        SHORT TERM
                                         COMPENSATION    COMPENSATION      COMPENSATION       ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR      SALARY      LTIP PAYOUTS(2)   AIP PAYOUTS(3)   COMPENSATION(4)
----------------------------------------------------------------------------------------------------------
 Floyd E. Wicks --                2000     $355,205        $135,943          $158,949          $9,513
  President and                   1999      346,479              --                --           9,067
  Chief Executive Officer         1998      332,327        $  9,954                --           8,962
----------------------------------------------------------------------------------------------------------
 McClellan Harris III --          2000      200,125          51,461            64,929           8,190
  Chief Financial Officer,        1999      187,912              --                --           6,943
  Vice President-Finance,         1998      169,668              --                --           4,686
  Treasurer and Corporate
     Secretary
----------------------------------------------------------------------------------------------------------
 Joel A. Dickson --               2000      199,918          65,734            67,103           8,190
  Vice President                  1999      195,590              --                --           7,805
  -- Business Development         1998      193,319           4,583                --           7,704
----------------------------------------------------------------------------------------------------------
 Donald K. Saddoris  --           2000      182,285          57,777            39,716           8,203
  Vice President and              1999      171,463              --                --           7,818
  Chief of Operations             1998      168,763           3,120                --           7,651
----------------------------------------------------------------------------------------------------------
 James B. Gallagher  --           2000      160,591          54,428            36,653           7,392
  Vice President-Customer
     Service                      1999      159,270              --                --           7,291
  of Region III                   1998      157,098           3,835                --           7,074
----------------------------------------------------------------------------------------------------------
 (1) The executive officers of the Company receive certain perquisites, including the personal use of a
     Company-owned vehicle and personal computer. The aggregate amount of such perquisites received by each named officer, in the case of any such named officer, does not exceed 10% of the total annual salary of such officer.
 (2) The Company had a Key Executive Long-Term Incentive Plan (LTIP), the provisions of which became effective January 1, 1995. Under the LTIP, benefits were paid in the year following the end of a three-year performance cycle. The LTIP was terminated in May 2000 with the approval of the 2000 Stock
     Incentive Plan. With termination of the LTIP, benefits accrued under the 1997-1999 performance cycle and benefits accrued under the partially completed 1998-2000 and 1999-2001 performance cycles then pending under the LTIP were paid out at that time. The accrued benefits paid under the one completed three-year performance cycle and the two partially completed performance cycles were paid in shares of the Company's common stock. The shares vest equally over a three-year period. There will be no future payments made under the LTIP.
 (3) The Company adopted an Annual Incentive Plan (AIP) for executive officers and managers in 2000.
     Payouts under the AIP, which are made in cash or restricted stock pursuant to the provisions of the
     AIP, are based on the prior year's operating results. All amounts paid in 2000 were paid in cash.
 (4) Includes payment by the Company of the premium on business travel and accident policy of $39 per person per year for 1998 and $99 for 1999 and 2000, and payment by the Company of the premium for group life insurance of $150 per person for 1998, $190 for 1999 and $183 for 2000. The balance represents the Company's matching contribution to the 401(k) Plan for the benefit of each named officer.
----------------------------------------------------------------------------------------------------------

ANNUAL INCENTIVE PLAN
The Company has adopted an Annual Incentive Plan ("AIP") for executive officers and managers of the Company ("Eligible Participants"). The purpose of the AIP is to compensate Eligible Participants of the Company for increasing shareholder value and supporting future growth of the Company. Under the terms of the AIP, awards may be granted annually to an Eligible Participant in accordance with the terms of the AIP. If an award is granted to an Eligible Participant, a target award will be established for that Eligible Participant by the Compensation Committee based upon a percentage of that Eligible Participant's wages, exclusive of overtime and bonuses, for the preceding calendar year. The target award to be paid to that Eligible Participant may be adjusted by (i) a factor reflecting the Company's financial performance for the preceding calendar year and (ii) a factor reflecting certain strategic performance initiatives for the preceding calendar year, both of which would be multiplied times the target award for that Eligible Participant. The financial performance component is based on the Company's actual return on rate base as a percentage of authorized return on rate base, less a maintenance adjustment, if maintenance costs are significantly less than estimated for rate base purposes. The strategic adjustment factor is based upon achieving certain strategic goals established by the Compensation Committee.

The Compensation Committee has established the financial performance component for the year 2001 based on a schedule ranging from a financial performance percentage of 125% if the actual return on rate base is more than 105% of authorized return on rate base to 0% if the actual return on rate base is less than 94%. The Compensation Committee has established the strategic adjustment component for the year 2001 on the basis of a schedule ranging from 25% if there is an increase in Company operating revenues as a result of acquisitions of more than 33% to 0% if there is an increase in Company operating revenues as a result of acquisitions of less than 10%.

Under the terms of the AIP, the Company's external auditors for the year in which the awards were granted will pay awards after completion of a review of the award calculations. If the awards are less than 20% of the Eligible Participant's annual wages, the award will be paid in cash. If the awards are 20% or more of the Eligible Participant's annual wages, the awards may be paid in restricted stock pursuant to the terms of the 2000 Stock Incentive Plan. The restrictions applicable to the restricted stock will lapse in a series of three successive annual installments commencing on the first anniversary date after the end of the plan year for which the award was granted unless the Compensation Committee provides otherwise. Payment of the award under the AIP will be accelerated upon a change in control of the Company, as defined in the Company's 2000 Stock Incentive Plan.

Based on the performance measurements in the AIP for the year ended December 31, 2000, the Compensation Committee approved awards to Messrs. Wicks, Harris, Dickson, Saddoris and Gallagher of $162,426, $67,795, $67,795, $63,346 and
$37,193, respectively.

KEY EXECUTIVE LONG-TERM
INCENTIVE PLAN
The Company implemented a Key Executive Long Term Incentive Plan effective as of January 1, 1995 (see footnote (2) above). With the approval of the 2000 Stock Incentive Plan in March 2000, the LTIP was terminated. All accrued benefits for the completed 1997 - 1999 Performance Cycle and the partially completed
1998 - 2000 Performance Cycle and 1999 - 2001 Performance Cycle were paid out in 2000 in common shares of the Company.

2000 STOCK INCENTIVE PLAN
The 2000 Stock Incentive Plan (the "2000 Plan") was approved at last year's Annual Meeting. The purpose of the 2000 Plan is to provide stock-based incentives as a means of promoting the success of the Company by attracting, retaining and aligning the interests of employees (including officers) with those of shareholders generally.

The Board of Directors of the Compensation Committee administers the 2000 Plan. The Board retains the power to determine the particular eligible persons to whom Awards will be granted. The Board or the Compensation Committee authorizes all Awards to eligible employees.

The 2000 Plan authorizes the grant of Options and Restricted Stock, collectively "Awards". Generally speaking, an Option will expire, and any other Award will vest or be forfeited, not more than 10 years after the date of grant. The Compensation

Committee determines the applicable vesting schedule for each Award. Vesting will be accelerated under the same circumstances in which a change in control occurs pursuant to the Company's change-in-control agreements with its executive officers. See the section entitled "Employment Contracts, Termination and Change-in-Control Arrangements."

The maximum number of Common Shares that may be delivered pursuant to Awards granted to Eligible Employees under the 2000 Plan is limited to 250,000 shares. The maximum number of Common Shares that may be delivered pursuant to options qualified, as Incentive Stock Options granted under the 2000 Plan is 125,000 shares. The maximum number of shares subject to options that may be granted during any calendar year to any individual is limited to 15,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards that during any calendar year are granted under the 2000 Plan is 15,000. Each of the four foregoing numerical limits is subject to adjustment pursuant to anti-dilution provisions of the 2000 Plan.

OPTION GRANTS IN LAST FISCAL YEAR
The following table sets forth information with respect to all options granted to the named executive officers during 2000.

                    OPTION GRANTS IN LAST FISCAL YEAR TABLE

---------------------------------------------------------------------------------------------------------
                        NUMBER OF      PERCENTAGE OF
                          SHARES       TOTAL OPTIONS                                           GRANT
                        UNDERLYING      GRANTED TO                                              DATE
                         OPTIONS       EMPLOYEES IN       EXERCISE         EXPIRATION         PRESENT
    EMPLOYEE NAME       GRANTED(#)      FISCAL YEAR      PRICE($/SH)          DATE         VALUE(1)(2)(3)
---------------------------------------------------------------------------------------------------------
 Floyd E. Wicks           8,000            17.4%           $31.25        April 30, 2010       $79,080
---------------------------------------------------------------------------------------------------------
 McClellan Harris III     4,000             8.7%           $31.25        April 30, 2010       $39,540
---------------------------------------------------------------------------------------------------------
 Joel A. Dickson          4,000             8.7%           $31.25        April 30, 2010       $39,540
---------------------------------------------------------------------------------------------------------
 Donald K. Saddoris       4,000             8.7%           $31.25        April 30, 2010       $39,540
---------------------------------------------------------------------------------------------------------
 James B. Gallagher       4,000             8.7%           $31.25        April 30, 2010       $39,540
---------------------------------------------------------------------------------------------------------
 (1) The Black-Scholes option-pricing model was used to estimate the grant date present value of the options. Assumptions for options granted are as follows: 28.4% volatility; risk free rate of return of 6.5% based on ten-year U.S. Treasury securities; dividend yield 4.0% and an estimated period to exercise of 10 years.
 (2) One-third of the stock options granted to the named executive become exercisable on each of the first three anniversaries of the grant date, but may be exercised earlier if there is a change in control of the Company as defined under "Employment Contracts, Termination and Change-In-Control
     Arrangements" below. The Company has not granted any stock appreciation rights or other types of awards. No options were exercised by an executive officer in 2000.
 (3) These values are neither predictions nor indications of what the Company believes the market value of its Common Shares will be. The ultimate values of the options will depend on the future market prices of the Common Shares, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will recognize on exercise of an option will depend on the difference between the market value of the Common Shares on the date the option is exercised and the applicable exercise price.
---------------------------------------------------------------------------------------------------------

OPTION EXERCISES AND HOLDINGS
The following table sets forth information concerning the value of exercised and unexercised options held by the executive officers of the Company. Value at December 31, 2000 is measured as the difference between the exercise price and fair market value on December 31, 2000.

                      OPTION EXERCISES AND HOLDINGS TABLE

-------------------------------------------------------------------------------------------------------
                                                NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED              IN THE MONEY
                        SHARES                     OPTIONS HELD AT               OPTIONS HELD AT
                       ACQUIRED                   DECEMBER 31, 2000             DECEMBER 31, 2000
                          ON       VALUE     ---------------------------   ----------------------------
    EMPLOYEE NAME      EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------
 Floyd E. Wicks         --         --          --              8,000         --$            $45,040
-------------------------------------------------------------------------------------------------------
 McClellan Harris III   --         --          --              4,000         --             $22,520
-------------------------------------------------------------------------------------------------------
 Joel A. Dickson        --         --          --              4,000         --             $22,520
-------------------------------------------------------------------------------------------------------
 Donald K. Saddoris     --         --          --              4,000         --             $22,520
-------------------------------------------------------------------------------------------------------
 James B. Gallagher     --         --          --              4,000         --             $22,520
-------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS
The Company is an at-will employer and none of the executive officers has an employment contract with the Company. Each of the executive officers of the Company is a party to a change in control agreement which provides for certain benefits in the event of a change in control of the Company if the executive officer's employment with the Company or Southern California Water Company is terminated other than for cause or disability or the executive terminates employment for good reason. A change in control under these agreements will generally include (i) an acquisition by certain persons of more than 50% of the voting securities of the Company, (ii) certain changes in a majority of the Board of Directors of the Company, (iii) certain dissolutions or liquidations of the Company, or (iv) certain mergers or consolidations or sales of all or substantially all of the Company's assets, in any case involving more than a 50% change in ownership. An executive may terminate his or her employment for good reason if the executive is assigned duties inconsistent in any respect with the executive's position or the executive is not re-appointed to the same position following the change in control, the executive's salary or benefits are reduced or the executive is located at an office that increases the distance from the executive's home by more than 35 miles. The executive will be entitled to the following benefits: a cash payment equal to 2.99 times the executive's highest annual base salary during the preceding three years and an amount equal to the difference between the single sum actuarial equivalent of the executive's accrued benefits under the Company's Pension Plan and Pension Restoration Plan and the single sum actuarial equivalent of the executive's accrued benefits under such plans if the executive was credited with two additional years of service at the executive's highest annual rate of compensation during the past three years. Coverage under the Company's health and welfare benefit plans would also be extended to these individuals for a period of 24 months after termination under the circumstances previously described.

PENSION PLAN
--------------------------------------------------------------------------------

Southern California Water Company maintains a noncontributory, defined benefit pension plan. Benefits are determined under a formula applied uniformly to all employees, regardless of position, and amounts depend on length of service at the average of the five highest consecutive years of compensation earned. For purposes of pension calculations, compensation includes salary and all other compensation but excludes the value of personal use of Company vehicles and other perquisites. An employee who terminates employment after having at least five years of service with the Company has a vested interest in the Plan. Annual benefits payable at retirement (at age 65 or beyond) are reduced by a percentage of primary social security benefits based upon years of credited service and are payable monthly. The following table illustrates the estimated annual benefits payable upon retirement for persons in the earnings classifications with years of service as shown, excluding Social Security deductions, for employees in the Southern California Water Company Pension Plan and the Southern California Water Company Pension Restoration Plan.

                               PENSION PLAN TABLE

--------------------------------------------------------------------------------------------
     AVERAGE ANNUAL
   SALARY FOR HIGHEST                     BENEFITS BASED ON LENGTH OF SERVICE
--------------------------------------------------------------------------------------------
 CONSECUTIVE FIVE YEARS    15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS    40 YEARS
--------------------------------------------------------------------------------------------
        $ 75,000           $22,500    $30,000    $37,500    $45,000    $52,500     $ 60,000
--------------------------------------------------------------------------------------------
         100,000            30,000     40,000     50,000     60,000     70,000       80,000
--------------------------------------------------------------------------------------------
         125,000            37,500     50,000     62,500     75,000     87,500      100,000
--------------------------------------------------------------------------------------------
         150,000            45,000     60,000     75,000     90,000    105,000      120,000
--------------------------------------------------------------------------------------------
         175,000            52,500     70,000     87,500    105,000    122,500      140,000
--------------------------------------------------------------------------------------------
         200,000            60,000     80,000    100,000    120,000    140,000      160,000
--------------------------------------------------------------------------------------------
         225,000            67,500     90,000    112,500    135,000    157,500      180,000
--------------------------------------------------------------------------------------------
         250,000            75,000    100,000    125,000    150,000    175,000      200,000
--------------------------------------------------------------------------------------------
         275,000            82,500    110,000    137,500    165,000    192,500      220,000
--------------------------------------------------------------------------------------------
         300,000            90,000    120,000    150,000    180,000    210,000      240,000
--------------------------------------------------------------------------------------------

The executive officers of the Company in 2000 have the following credited years of service under the pension plan:

-------------------------------------------------------
               NAME                   YEARS OF SERVICE
-------------------------------------------------------
 Floyd E. Wicks                              12
-------------------------------------------------------
 McClellan Harris III                        10
-------------------------------------------------------
 Joel A. Dickson                             10
-------------------------------------------------------
 Donald K. Saddoris                          33
-------------------------------------------------------
 James B. Gallagher                          13
-------------------------------------------------------

The Plan provides an early retirement option for those employees the sum of whose age and number of years of service equals at least 90.

The Southern California Water Company Pension Restoration Plan supplements retirement benefits payable to certain participants in the Southern California Water Company Pension Plan by making up benefits, which are reduced by virtue of Sections (a)(17) of 415 of the Internal Revenue Code of 1986, as amended.

The Company has a Retirement Plan for Non-Employee Directors (the "Non-Employee Directors Plan") of the Company. This Non-Employee Directors Plan provides annual benefits to an eligible director in an amount equal to the annual retainer in effect at the director's date of retirement. Benefits are payable in monthly installments for a period equal to the shortest of (a) the period he or she was a director or (b) 10 years. In the case of a director's death, benefits will continue to be received by that director's surviving spouse for the remaining period for which the director would have been entitled to receive benefits except for death. Benefits are payable to directors after the age of 62 and after retirement from the Board, except that a director who ceases to be a director before attaining age 62 because of ill health or death may receive benefits immediately after retirement from the Board, or at such later date as he or she may request. Directors who are "removed for cause" are not eligible for benefits under the Non-Employee Directors Plan. As a condition of participation in the Non-Employee Directors Plan, an eligible director must agree to retire from the Board at the annual shareholders' meeting occurring on or next following such director's 72nd birthday, and to accept nomination as a director if requested by the Board (and to serve if so nominated) for at least 10 years after his or her first election to the Board. The Non-Employee Directors Plan contains change-in-control provisions, which provide for payment of an amount equal to ten years of retainer discounted at 6%. A change in control under the Non-Employees Directors Plan will occur in the same circumstances in which a change in control will occur under the Company's change-in-control arrangements with its executive officers.

DEFERRED COMPENSATION PLAN FOR DIRECTORS AND
EXECUTIVES
--------------------------------------------------------------------------------

Under the Company's Deferred Compensation Plan for Directors and Executives, directors and eligible officers and employees are entitled to defer all, in the case of directors, or a portion, in the case of officers and employees, of their compensation until specified times after the deferral. Interest accrues on amounts deferred under this plan. None of the directors, nominees or named executive officers has currently deferred any income under the Deferred Compensation Plan for Directors and Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION
--------------------------------------------------------------------------------

All of the Company's directors, except Mr. Wicks, are members of the Compensation Committee. Mr. Ross, as Chairman of the Board, serves as an ex-officio member of the Compensation Committee. Mr. Ross is, in his capacity as Chairman, an officer of the Company although he does not actively participate in the daily operation of the Company, duties as to which are the responsibility of Mr. Wicks, President and Chief Executive Officer of the Company. The Compensation Committee does not recommend or determine Mr. Ross's compensation as Chairman of the Board. No other member of this Committee is a current or former officer or employee of the Company or any of its subsidiaries or affiliates. The Compensation Committee's report on executive compensation is set forth below under "Board Committee Reports--Report on Executive Compensation".

BOARD COMMITTEE REPORTS
REPORT OF THE AUDIT AND FINANCE COMMITTEE
--------------------------------------------------------------------------------

The Audit and Finance Committee ("the Committee") is composed of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is included herewith as Exhibit A. The members of the Committee are N.P. Dodge, Jr., Anne M. Holloway and Robert F. Kathol. The members of the Committee have been determined to be independent and financially literate (as independence and financial literacy is defined by the New York Stock Exchange listing standards) by the Board of Directors. Lloyd E. Ross, Chairman of the Company's Board of Directors is an ex-officio member of the Committee.

GENERAL
The Committee reviews the overall scope and plans for the respective audits of the internal and independent auditors. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the internal controls and the overall quality of the Company's financial reporting. The Committee oversees the Company's financial reporting processes on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements, internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. The independent auditors report directly to the Committee and the Board of Directors.

COMMUNICATION WITH AUDIT
COMMITTEE
In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's internal controls have no material weakness and that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

INDEPENDENCE DISCUSSIONS WITH
AUDIT COMMITTEE
The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1, and the Committee discussed with the independent accountants that firm's independence.

RECOMMENDATION FOR INCLUSION IN FORM 10-K
Based upon the Committee's discussion with management, the independent accountants, and the Committee's review of the representations of management, and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                Audit Committee
                          Robert F. Kathol -- Chairman
                       N.P. Dodge, Jr.   Anne M. Holloway

REPORT OF THE COMPENSATION COMMITTEE
--------------------------------------------------------------------------------

The Compensation Committee is composed of five independent directors and operates under a charter adopted by the Board of Directors. The members of the Committee are James L. Anderson, Jean E. Auer, N.P. Dodge, Jr., Anne M. Holloway, and Robert F. Kathol. Lloyd E. Ross, Chairman of the Corporation's Board of Directors, is an ex-officio member of the Committee.

The primary responsibility of the Compensation Committee is to review and make recommendations to the Board of Directors as to the appropriate level of compensation for the executive officers of the Company, including the Chairman of the Board. The base salaries set for each of the executive officers are effective until January 2002.

GENERAL PHILOSOPHY
In general, the executive compensation program is designed to reward, motivate and retain the skilled management necessary to achieve the Company's goals of increasing shareholder value and maintaining leadership position within the industry. The Committee has established as its objective the design and implementation of a compensation program for executives that will (i) provide fair, equitable and reasonable compensation, (ii) reward excellent job performance and abilities, and (iii) attract, retain and motivate talented and experienced executives. In making its recommendations to the Board, the Compensation Committee takes into account the fact that both the California Public Utilities Commission and the Arizona Corporation Commission review executive salaries for reasonableness. Moreover, the Committee recognizes that, as a holding company of regulated public utilities, financial performance of the Company is constrained by and dependent upon not only the regulatory process but also a number of other factors beyond the Company's immediate control, such as weather, water quality and water supply. As a result, executive compensation is based on a number of subjective and objective factors beyond the recent financial performance of the Company.

EXECUTIVE COMPENSATION PROGRAM
In determining individual compensation, the Committee considered the executive officer's duties, the quality of his or her performance of those duties, the importance of the position, the contribution that each individual has made to the Company's overall performance and its strategic positioning for the future. The Committee also considered whether an executive officer's duties have expanded or otherwise materially changed from the previous year, the officer's experience and value to the Company and the extent and frequency of prior adjustments to that officer's salary.

In the past years, the principal vehicle for compensation of executives had been base salary. Annual increases, after consideration of all relevant factors, allow for annual adjustments and avoid wide fluctuations in compensation from year to year. Salary ranges are set by periodic comparison to rates of pay for comparable positions within the utility industry and individual salaries are adjusted based on external salary levels, individual performance and changes in responsibilities.

The Committee continues to believe that executive pay should be based not only on base salary, but should include a significant amount of variable pay based on the performance of the Company. In 2000, the Committee recommended implementation of an Annual Incentive Plan, which would provide for annual bonus amounts in addition to long-term compensation that can be earned under the provisions of the 2000 Stock Incentive Plan. Including all forms of compensation, the executive total annual compensation opportunity is such that at targeted performance levels, base salary plus awards under the Annual Incentive Plan and the 2000 Stock Incentive Plan will be between the 50th and 75th percentile of certain identified companies within the utility industry (the Competitive Target Level"). The Committee believes that stock-based incentives promote the success of the Company by attracting, motivating, rewarding, retaining and aligning the interests of executive officers with those of shareholders generally.

The Company's performance in 2001 is largely attributable to favorable operating performance at its Southern California Water Company subsidiary. On a total company basis, net income was $18.0 million or $1.92 per share compared with net income of $16.1 million or $1.79 per share recorded last year. In addition to increased operating per-formance, the Company's stock price demonstrated good market performance closing the year near its 52-week high. Based on this level of performance, the Committee believes that total compensation for executives consisting of base salaries, annual incentives and long-term incentives will remain within the Competitive Target Level.

CEO COMPENSATION
As with the compensation of the Company's other executive officers, the Committee has chosen not to adopt a direct formula approach to determining the compensation of Mr. Wicks. Based on the same factors as reviewed for other of the Company's executive officers as well as Mr. Wicks' progress in addressing local, industry-wide issues and specific issues facing the Company, the Committee recommended and the Board authorized that Mr. Wicks' annual salary be set at $365,000. The Committee determined that, including base salary, maximum payouts under the Annual Incentive Plan and the options granted under the 2000 Stock Incentive Plan would place Mr. Wicks' total compensation within the Competitive Target Level.

SECTION 162(m) LIMITATION
The Committee has reviewed the Company's compensation structure in light of
Section 162(m) of the Internal Revenue Code (the "Code") which limits, subject to limited exceptions, the amount of compensation that the Company may deduct from its taxable income for any year to $1,000,000 for any of its five most highly compensated executives. In 2000, no executive officer's compensation exceeded the limitation set by Section 162(m), and therefore such limitation is presently inapplicable to the Company. The Committee will address this limitation when and if it becomes meaningful.

                             Compensation Committee
                         James L. Anderson -- Chairman
                         Jean E. Auer   N.P. Dodge, Jr.
                      Anne M. Holloway   Robert F. Kathol

STOCK PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The following graph compares the Company's cumulative total shareholder return on its Common Shares with the cumulative total return of (i) the Standard & Poor's 500 Stock Index, and (ii) the Dow Jones Water Utility Index.

The cumulative total shareholder return computations set forth in the Stock Performance Graph assume an initial investment of $100 made on December 31, 1995 in each of the Company's Common Shares, the Standard & Poor's 500 Stock Index and the Dow Jones Water Utility Index. The computations also assume reinvestment of all dividends. As with any investment, the historical performance reflected in the Stock Performance Graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG AMERICAN STATES WATER COMPANY, THE STANDARD & POOR'S 500
              STOCK INDEX AND THE DOW JONES WATER UTILITIES INDEX

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------
                                        Cumulative Total Return
                       ---------------------------------------------------------
--------------------------------------------------------------------------------
                        12/95     12/96     12/97     12/98     12/99     12/00
--------------------------------------------------------------------------------
 American States
  Water Company        100.00    113.89    139.10    158.76    218.69    233.87
 S&P 500 Index         100.00    122.96    163.98    210.84    255.22    231.98
 Dow Jones Water
  Utilities Index      100.00    119.18    163.06    208.70    197.10    229.32
--------------------------------------------------------------------------------

-------------------------
* $100 Invested on 12/31/95 in stock or index -- including reinvestment of dividends. Fiscal year-ending December 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

The following table sets forth information with respect to the beneficial owners of more than five percent of any class of the Company's voting securities on February 28, 2001 based upon public information known to and believed to be correct by the Company.

-----------------------------------------------------------------------------------------------------------
                                                                AMOUNT AND NATURE OF
   NAME AND ADDRESS OF BENEFICIAL OWNERS      TITLE OF CLASS    BENEFICIAL OWNERSHIP     PERCENT OF CLASS
-----------------------------------------------------------------------------------------------------------
  J.P. Morgan Chase & Co.                     Common Shares           423,950             4.2%
  270 Park Avenue
  New York, NY 10017
-----------------------------------------------------------------------------------------------------------
  Massachusetts Mutual Life Insurance Co.    Preferred Shares          12,000              15%
  1295 State Street
  Springfield, MA 01111
-----------------------------------------------------------------------------------------------------------

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ended December 31, 2001, subject to ratification by the Company's shareholders. Representatives of Arthur Andersen LLP are expected to be in attendance at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

The Audit Committee has reviewed the advisability and acceptability of utilizing the Company's external auditor for non-audit services. In reviewing this area, the Committee focused on the ability of the external auditor to maintain independence. Based on input from management and a review of procedures established within the external audit firm, the Committee finds that it is both advisable and acceptable to employ the external auditor for certain limited non-audit services, from time-to-time.

AUDIT FEES: Fees for the fiscal year 2000 audit and quarterly reviews are $132,000, of which an aggregate amount of $61,500 has been billed through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS AND IMPLEMENTATION FEES: Arthur Andersen LLP rendered no such services to the Company during fiscal year 2000.

ALL OTHER FEES: Aggregate fees billed for all other services for fiscal year 2000 were $199,576, a substantial portion of which is related to items such as due diligence of potential acquisition candidates, registration statements, tax and other services.

The affirmative vote of holders of a majority of the votes of shares of the Company's Common Shares and Preferred Shares voted at the Annual Meeting of Shareholders is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for fiscal 2001. Notwithstanding the ratification of the appointment of Arthur Andersen LLP, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such appointment is in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP'S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER MATTERS
--------------------------------------------------------------------------------

Management of the Company knows of no business, other than that mentioned above, to be transacted at the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment, and discretionary authority to do so is included in the proxy. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy promptly.

PROPOSALS FOR NEXT ANNUAL MEETING
--------------------------------------------------------------------------------

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE AN ANNUAL MEETING. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2002 Annual Meeting, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not less than 75 days nor more than 90 days prior to the first anniversary of the 2001 Annual Meeting; provided however that in the event that the annual meeting date is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the meeting was mailed or public disclosure of the date of the meeting was made. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the matter desired to be brought before the annual meeting and the reasons for conducting such matter at the annual meeting, (ii) the name and record address of the shareholder proposing such business (and the name and address of the beneficial owner, if any), (iii) the class and number of shares of the Company which are owned by the shareholder, and (iv) any material interest of the shareholder in such matter.

REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY'S PROXY MATERIALS.
Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Company not later than December 20, 2001 in order to be considered for inclusion in the Company's proxy materials for that meeting.

ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

The Company undertakes, on written request, to provide, without charge, to each person from whom the accompanying proxy is solicited, with a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Requests should be addressed to American States Water Company, 630 East Foothill Boulevard, San Dimas, California 91773, Attention:
Office of the Secretary.

                                   EXHIBIT A

                      AUDIT AND FINANCE COMMITTEE CHARTER
(APPLICABLE TO THE COMPANY AND ITS SUBSIDIARIES, HEREINAFTER "THE CORPORATION")

PURPOSE
The Audit/Finance Committee (hereinafter, "the Committee") is a committee of the Board of Directors (hereinafter, "the Board"). Its primary functions are: to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board have established, and the audit process; and to review and make recommendations to the Board with respect to the management of the financial affairs of the Corporation. In doing so, it is the responsibility of the Committee to provide an open avenue of communication between the Board, management, the internal auditors, and the independent accountants.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's code of conduct.

The outside auditor and internal audit function ultimately report to the Board of Directors and the Audit and Finance Committee of the Board of Directors.

ORGANIZATION
The Board shall appoint the members of the Committee annually. The Committee shall be composed of at least three, but not more than five, directors that meet the independence and experience requirements of the New York Stock Exchange. The Chairman of the Board shall serve as an "ex-officio" member of the Committee. The Board shall appoint one of the members of the Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee and, with the assistance of management, provide the Committee with a written agenda for all meetings.

In meeting its responsibilities, the Committee shall:

GENERAL
- Have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation of matters brought to its attention within the scope of its duties as outlined herein.

- Meet at least 4 times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

- Submit the Committee meeting minutes and report actions of the Committee to the Board with such recommendations as the Committee may deem appropriate.

- Review the Committee's charter annually and update as necessary.

- Review accounting and financial human resources and succession planning within the Corporation.

- Perform such other functions assigned by law, the Corporation's by-laws, or the Board.

- Receive reports under Section 10A of the Securities Exchange Act, which requires the Corporation's independent auditors to report illegal, acts (other than those which are inconsequential) to the Committee.

- Meet at least annually with the internal auditor, the independent accountants and the chief financial officer in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Corporation's financial, accounting and auditing personnel and the cooperation and/or any conflicts experienced with management during the course of the audit or other related engagements.

INTERNAL CONTROLS AND RISK ASSESSMENT
- Review and evaluate the effectiveness of the Corporation's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Corporation.

- Consider and review with management, the independent accountants and internal auditing:

     1. The adequacy and effectiveness of, or weaknesses in, the Corporation's internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

     2. Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

- Review with internal auditing and the independent accountants, the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, and the effective use of audit resources.

- Discuss with management, the Corporation's independent accountants, and internal auditing, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

FINANCIAL REPORTING
- Review filings with the Securities and Exchange Commission and other significant published documents filed with other agencies containing the Corporation's financial statements, including annual and interim reports, pre-announced press releases of earnings and statutory filings, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

- Review with management and the independent accountants at the completion of the annual examination:

     1. The Corporation's annual financial statements and related footnotes.

     2. The independent accountants' audit of the financial statements and its report thereon.

     3. Any significant changes required in the independent accountants' audit plan.

     4. Any serious difficulties or disputes with management encountered during the course of the audit.

     5. The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

     6. Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

     7. Review the Corporation's accounting principles and proposed changes thereto.

     8. Review the adequacy and appropriateness of the Corporation's code of business conduct.

     9. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations.

- Assess internal processes for determining and managing key financial statement risk areas.

EXTERNAL INDEPENDENT AUDITOR
- Review and recommend to the Board the independent accountants to be nominated to audit the financial statements of the Corporation, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

- Meet with and review the scope and approach for the proposed annual audit with the independent accountants to:

     1. Assess the external auditors' process for identifying and responding to key audit and internal control risks.

     2. Review the external auditors' identification of issues and business and financial risks and exposures.

     3. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

- Confirm and assure the independence of the independent accountants in writing, including a review of the nature of all services and related fees provided by the independent accountants.

- Direct the attention of the independent accountants to specific matters or areas deemed by the Committee to be of special significance; and authorize the independent accountants to perform such supplemental reviews or audits.

- Instruct the independent accountants to communicate directly to the Committee any serious difficulties or disputes with management.

INTERNAL AUDITOR
- Meet with the internal auditor and evaluate the internal audit process for establishing the annual internal audit plans and the focus on risk and the coordination of such plans with the independent accountants.

- Consider, in consultation with the internal auditors, the audit scope and the overall role of the internal auditors.

- Review and evaluate the scope, risk assessment and nature of the internal auditors' plan and any subsequent changes, including whether or not the internal auditors' plan is sufficiently linked to the Corporation's overall business objectives and management's success and risk factors.

- Receive prior to each meeting, a summary of the findings from completed internal audits since the prior such report and a progress report on the proposed audit plan, with explanations of deviations therefrom.

- At least annually, consider and review with management and internal auditing:

     1. Significant findings during the year and management's responses thereto, including the timetable for implementation of the recommendations to correct weaknesses in internal control.

     2. Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

     3. Any changes required in the planned scope of their audit plan.

     4. The internal auditing department budget and staffing.

     5. Internal auditing department's compliance with The IIA's Standards for the Professional Practice of Internal Auditing.

- Review and concur in the appointment, replacement, reassignment, or dismissal of personnel in internal auditing.

- Confirm and assure the independence of the internal auditor function within the Corporation.

FINANCE MATTERS
- Review and make recommendations thereon to the Board for the following:

     1. Proposed changes to the capital structure of the Corporation, including the establishment or revision of bank lines of credit or other short-term borrowing arrangements, the issuance of any intermediate or long-term indebtedness and the issuance of additional equity securities.

     2. Proposed capital expenditures budget of the Corporation.

     3. Performance of the investment manager for the Pension Plan assets.

     4. Financial impact of the implementation of all compensation and employee benefit plans and of any amendments or modifications thereto and the actuarial assumptions and financial policies pertaining to the investment of funds related to such plans.

     5. Operations of and reporting for all employee benefit plans to ensure that they are operated in accordance with existing legal requirements and sound financial principles.

- Consider, review and make appropriate recommendations to the Board with respect to all other financial matters of the Corporation specifically delegated to it by the Board in the management of the financial affairs of the Corporation.

- Review the activities of management in the sale and issuance of specific debt and equity securities, when specifically authorized to do so by action of the Board.

REPORTS

- Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

- Submit a written affirmation annually, or whenever the composition of the Committee changes, to the New York Stock Exchange certifying that the Committee meets the requirements of the New York Stock Exchange.

- Disclose, on a triennial basis, this Charter in the Corporation's annual meeting of shareholders.

Dated as of January 29, 2001

PROXY

                          AMERICAN STATES WATER COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints N.P. Dodge, Jr. and L.E. Ross proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of American States Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 24, 2001 or any adjournment of that meeting, and at their discretion, with authorization to vote such shares on any other matters as may come before the meeting and any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                        IMPORTANT NOTICE TO SHAREHOLDERS
                        of American States Water Company
               The Annual Meeting of Shareholders will be held on
                      Tuesday, April 24, 2001 at 10:00 a.m.
                             at the Hilton Pasadena
                           168 South Los Robles Avenue
                                  Pasadena, CA




                               [MAP FOR LOCATION]




                                ADMISSION TICKET

                                                               Please mark
                                                               your vote as
                                                               indicated in
                                                               this example. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                            WITHHELD
                                  FOR       FOR ALL                                                   FOR      AGAINST    ABSTAIN
Item 1. Election of Directors     [ ]         [ ]       Item 2. Proposal to ratify the appointment    [ ]        [ ]        [ ]
                                                        of Arthur Andersen LLP as the Company's
                                                        Independent Public Accountants.

Nominees: 01 James L. Anderson
          02 Anne M. Holloway                           Item 3. In their discretion, the Proxies are authorized
          03 Floyd E. Wicks                             to vote upon such other business as may properly come
                                                        before the meeting.

WITHHELD FOR: (Write name of such Nominee(s) in this space provided below.)

--------------------------------------------

                                          This proxy when properly executed will
                                          be voted in the manner directed herein
                                          by the undersigned shareholder(s). If
                                          no direction is made, this proxy will
                                          be voted FOR Items 1 and 2. Further,
                                          if cumulative voting rights for the
                                          election of directors (Item 1) are
                                          exercised at the meeting, the proxies
                                          will cumulatively vote their shares as
                                          provided in the proxy statement.








Signature(s)                                           Date
            ------------------------------------------      --------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-

                                VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

YOUR TELEPHONE VOTE AUTHORIZED THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE:   FOR U.S. SHAREHOLDERS ONLY,CALL TOLL-FREE ON A TOUCH-TONE
                 TELEPHONE 1-800-840-1208 ANYTIME.
                 THERE IS NO CHARGE TO YOU FOR THIS CALL.
                 You will be asked to enter a Control Number, which is located in the lower right-hand corner of this form.

--------------------------------------------------------------------------------
OPTION A:        To vote as the Board of Directors recommends on all proposals, press 1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPTION B:        If you chose to vote on each item separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

                 Item 1: To vote FOR ALL nominees, press 1;to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

                 Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                 WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1. NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING

PROXY

                          AMERICAN STATES WATER COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints N.P. Dodge, Jr. and L.E. Ross proxies, with the power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of American States Water Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held April 24, 2001 or any adjournment of that meeting, and at their discretion, with authorization to vote such shares on any other matters as may come before the meeting and any adjournments thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-


                        IMPORTANT NOTICE TO SHAREHOLDERS
                        of American States Water Company
               The Annual Meeting of Shareholders will be held on
                      Tuesday, April 24, 2001 at 10:00 a.m.
                             at the Hilton Pasadena
                           168 South Los Robles Avenue
                                  Pasadena, CA




                               [MAP FOR LOCATION]




                                ADMISSION TICKET

                                                               Please mark
                                                               your vote as
                                                               indicated in
                                                               this example. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS
1 AND 2.

                                            WITHHELD
                                  FOR       FOR ALL                                                  FOR       AGAINST     ABSTAIN
Item 1. Election of Directors     [ ]         [ ]       Item 2. Proposal to ratify the appointment   [ ]         [ ]         [ ]
                                                        of Arthur Andersen LLP as the Company's
                                                        Independent Public Accountants.

Nominees:  01 James L. Anderson
           02 Anne M. Holloway                          Item 3. In their discretion, the Proxies are authorized
           03 Floyd E. Wicks                            to vote upon such other business as may properly come
                                                        before the meeting.

WITHHELD FOR: (Write name of such Nominee(s) in this space provided below.)

--------------------------------------------

                                          This proxy when properly executed will
                                          be voted in the manner directed herein
                                          by the undersigned shareholder(s). If
                                          no direction is made, this proxy will
                                          be voted FOR Items 1 and 2. Further,
                                          if cumulative voting rights for the
                                          election of directors (Item 1) are
                                          exercised at the meeting, the proxies
                                          will cumulatively vote their shares as
                                          provided in the proxy statement.








Signature(s)                                           Date
            ------------------------------------------      --------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

--------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-